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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Guilford Pharmaceuticals Inc:

We consent to the incorporation by reference in this Registration Statement (No. 333-39546) on Form S-4 of Guilford Pharmaceuticals Inc. of our report dated February 11, 2000 on the consolidated financial statements of Guilford Pharmaceuticals Inc. and subsidiaries at December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 and to the reference to our firm under the heading "Experts" and "Selected Historical Financial Information of Guilford Pharmaceuticals Inc."

                                             /s/ KPMG LLP


Philadelphia, Pennsylvania
July 31, 2000